UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 11, 2009

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 11, 2009, Authentidate Holding Corp. (the “Company”) announced that it closed its previously announced sale of 3,400,000 shares (the “Shares”) of its common stock and Warrants to purchase 3,400,000 shares of Common Stock of the Company, which are exercisable within 90 days of the closing date, at an exercise price of $1.00 per share (the “Warrants”). The purchase price for each Share and Warrant was $1.00. Gross proceeds of the offering were $3.4 million. The Company expects to receive approximately $2.9 million in net proceeds, after deducting the placement agent’s fees and estimated offering expenses. The Company plans to use the proceeds from this financing for working capital and general corporate purposes, including supporting the rollout of its ExpressMD telehealth products and services.

The shares of Common Stock, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants were offered and sold pursuant to a base prospectus which is included in the Company’s shelf registration statement on Form S-3 which was declared effective by the Securities and Exchange Commission (the “Commission”) on September 30, 2009 and the related prospectus supplement filed with the Commission on December 9, 2009. Rodman & Renshaw, LLC served as sole placement agent in the transaction.

A copy of the press release announcing the closing of the financing is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Authentidate Holding Corp. dated December 11, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/S/ O’CONNELL BENJAMIN
Name:	O’Connell Benjamin
Title:	President

Date: December 11, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Authentidate Holding Corp. dated December 11, 2009

4